Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CNL HEALTHCARE PROPERTIES ACQUIRES NINE MEDICAL OFFICE

BUILDINGS FOR APPROXIMATELY $238 MILLION

— Acquisitions make company one of the largest medical owners in the nation —

(ORLANDO, Fla.) Dec. 29, 2014 — CNL Healthcare Properties, a real estate investment trust (REIT) focused on senior housing and healthcare facilities, has acquired a portfolio of nine Class A medical office buildings in the Southeastern United States for approximately $238 million. Located across North Carolina and Georgia, the properties combined have approximately 907,300 square feet of rentable space and are collectively 92 percent leased. All of the properties are anchored by market share leading health systems.

The transaction is among the largest medical facilities transactions in the United States in 2014.

With these acquisitions, CNL Healthcare Properties has now invested approximately $825 million in medical office buildings, acute care and post acute care medical facilities, making the company one of the largest third-party owners of such facilities in the United States. The acquisition also increases the size of the company’s portfolio to 100 assets, including healthcare facilities and senior housing communities.

Meadows & Ohly, a best-in-class developer and manager of healthcare real estate across the Eastern U.S., will continue to lease and manage the properties on behalf of CNL Healthcare Properties.

“We believe the acquisition of this portfolio of medical office properties both allows us to expand our holdings with very high-quality on-campus assets and anchor health system tenants in attractive Southeastern markets, but also reaffirms our commitment to be a leader in this sector,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties. “We are thrilled to establish an important relationship with Meadows & Ohly, a dynamic and leading developer and manager of healthcare facilities. We believe we share a common dedication to providing facilities that allow for the best possible patient treatment and care.”

— page 1 of 3 —

Page 2 /CNL Healthcare Properties acquires nine medical office buildings for $238 million

“We are pleased to sell this portfolio of buildings to CNL Healthcare Properties, a firm that shares so many of our core values,” said Van Fletcher, vice president and principal of Meadows & Ohly. “The sale met the objectives of our investment partners and the long-term goals of our organization. CNL Healthcare Properties has a deep capacity to execute complex transactions, understands the healthcare marketplace and will be an excellent long-term partner for the clients we serve together.”

The portfolio includes:

•	Midtown Medical Plaza, a 218,489-square-foot medical office building in Charlotte, North Carolina, primarily occupied by Novant Healthcare and physically connected to the Novant Presbyterian Medical Center in downtown Charlotte;

•	Presbyterian Medical Tower, a 147,492-square-foot medical office building in Charlotte, North Carolina, primarily occupied by Novant Healthcare and physically connected to the Novant Presbyterian Medical Center in downtown Charlotte;

•	Metroview Professional Building, an 86,768-square-foot medical office building in Charlotte, North Carolina, primarily occupied by Novant Healthcare and physically connected to the Novant Presbyterian Medical Center in downtown Charlotte;

•	Physicians Plaza Huntersville, a 101,525-square-foot medical office building in Huntersville, North Carolina, primarily occupied by Novant Healthcare and housed within Matthews Medical Center;

•	Matthews Medical Office Building, a 96,346-square-foot medical office building in Matthews, North Carolina, primarily occupied by Novant Healthcare and housed within Huntersville Medical Center:

•	Outpatient Care Center, a 44,332-square-foot medical office building in Clyde, North Carolina, occupied entirely by outpatient services groups owned by Haywood Regional Medical Center, a joint venture between LifePoint Hospitals and Duke Medicine, and located adjacent to Haywood Regional Medical Center;

•	330 Physicians Center, a 109,823-square-foot outpatient medical office building in Rome, Georgia, fully leased to Floyd Regional Medical Center and the Harbin Clinic and housed within Floyd Medical Center;

•	Spivey Station Physicians Center, a 55,347-square-foot outpatient medical office building in Jonesboro, Georgia, primarily leased to Southern Regional Health System; and

•	Spivey Station Surgery Center, a 47,159-square-foot outpatient medical office building in Jonesboro, Georgia, primarily leased to an ambulatory surgery center owned and operated by Southern Regional Health System.

About CNL Healthcare Properties

CNL Healthcare Properties, Inc., is a real estate investment trust (REIT) that focuses on acquiring properties in the senior housing and healthcare sectors, both stabilized and development, as well as other income-producing properties, real-estate related securities and loans. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit CNLHealthcareProperties.com.

— page 2 of 3 —

Page 3 /CNL Healthcare Properties acquires nine medical office buildings for $238 million

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s Web site at CNLHealthcareProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

###